UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 2, 2021

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4201 Congress Street, Suite 175
Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

(704) 994-8279

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $.01 par value	BTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On March 2, 2021, Ballantyne Strong, Inc. (the “Company”) received a notice of default and demand (the “Default Notice”) from Huntington Technology Finance, Inc. (“Huntington”). The Default Notice alleges the occurrence of an event of default under the terms of the Master Equipment Lease Agreement dated May 19, 2017 (the “Agreement”) pursuant to which the Company’s subsidiaries lease certain digital taxi top advertising signs. The present value of the obligations under the Agreement are included on the Company’s consolidated balance sheets under the caption “finance lease obligations.”

The Company has made all required payments to Huntington during the term of the Agreement and is continuing to make monthly payments on a timely basis. The Default Notice does not allege that the Company or its subsidiaries have failed to make any payment or incurred any economic or payment default. Rather, the Default Notice alleges that the Company or its subsidiaries violated certain technical covenants in the Agreement. Huntington has demanded accelerated payment of the outstanding principal balance plus lessor profit and a fair market value buyout of the assets under lease within ten days of the receipt of the Default Notice.

The Company disputes Huntington’s assertion that an event of default has occurred under the Agreement and believes that many of the assertions made in the Default Notice are false and that the claims made in the Default Notice are therefore baseless. Accordingly, on March 3, 2021, the Company provided a written response to Huntington detailing the Company’s position that Huntington’s allegations of an event of default under the Agreement are unfounded, asserting the Company’s good faith belief that the Company and its subsidiaries have abided by the terms, conditions and covenants of the Agreement.

The Company and its subsidiaries believes that no event of default has occurred and are continuing to make timely payments under the Agreement and intends to vigorously defend their position, although there can be no assurance that any such actions, if taken, will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: March 8, 2021	By:	/s/ Todd R. Major
Todd R. Major
Chief Financial Officer